UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2014

Rockwood Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of Principal Executive Offices, including Zip Code)

(609) 514-0300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 24, 2014, Rockwood Specialties Group, Inc. (“Rockwood”), an indirect subsidiary of Rockwood Holdings, Inc. (the “Company”) and Huntsman International LLC (“Huntsman”), amended the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated September 17, 2013, among Rockwood, the Company and Huntsman, as amended, to provide for an extension of the outside date (as defined in the Stock Purchase Agreement) for the consummation of the transactions contemplated by the Stock Purchase Agreement from September 17, 2014 to October 31, 2014.

The effectiveness of the amendment is contingent on (i) the funding into escrow of existing financing commitments of Huntsman, (ii) Huntsman’s obtaining an extension of existing financing commitments from September 17, 2014 to October 31, 2014 or (iii) Huntsman’s securing financing by some other method whereby financing is made available on terms and conditions substantially no less favorable in the aggregate to Huntsman than as set forth in existing financing commitments.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on September 23, 2013, and the terms of which are incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of Rockwood, the transactions contemplated by the Stock Purchase Agreement and the targeted closing date for the transactions contemplated by the Stock Purchase Agreement, product development, changes in productivity, market trends, price, expected growth and earnings, cash flow generation, costs and cost synergies, portfolio diversification, economic trends, outlook and all other information relating to matters that are not historical fact.  These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts.  Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Rockwood to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation: the receipt and timing of necessary regulatory approvals; the ability to finance the contemplated transactions; the ability to successfully operate Rockwood’s business; changes in economic and business conditions; changes in financial and operating performance of major customers and industries and markets served by Rockwood; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for products; limitations or prohibitions on the manufacture and sale of products; availability of raw materials; changes in the cost of raw materials and energy; changes in markets in general; changes in laws and government regulation impacting operations or products; the occurrence of claims or litigation; the occurrence of natural disasters; political unrest affecting the global economy; political instability affecting manufacturing operations or joint ventures; changes in accounting standards; changes in the jurisdictional mix of the earnings of Rockwood and changes in tax laws and rates; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement; and decisions that Rockwood may make in the future.  In addition, certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Rockwood’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Rockwood with the SEC on March 4, 2014. These forward-looking statements speak only as of the date of this communication. Rockwood expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

	By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: July 30, 2014